UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KID BRANDS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW JERSEY	22-1815337
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

(ADDRESS OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

KID BRANDS, INC.

EQUITY INCENTIVE PLAN

KID BRANDS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

(FULL TITLES OF PLANS)

MARC S. GOLDFARB

SENIOR VICE PRESIDENT AND GENERAL COUNSEL

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

(201) 405-2400

(NAME AND ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

copy to:

JOEL I. GREENBERG, ESQ.

KAYE SCHOLER LLP

425 Park Avenue

New York, New York 10022

(212) 836-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

On March 31, 2009, Kid Brands, Inc. (formerly known as Russ Berrie and Company, Inc.), a New Jersey corporation (the “Company”), filed a Registration Statement with the Securities and Exchange Commission on Form S-8, File No. 333-158340 (the “Registration Statement”), with respect to the registration of: (i) 3,250,000 shares of its Common Stock, stated value $0.10 per share (“Common Stock”) for issuance under its Equity Incentive Plan (“EIP”); (ii) 200,000 shares of its Common Stock for issuance under its 2009 Employee Stock Purchase Plan (“2009 ESPP”); and (iii) an indeterminate number of plan interests under the 2009 ESPP (the “Interests”).

The Committee that administers the 2009 ESPP suspended the 2009 ESPP for the 2012 and 2013 plan years, and in connection therewith, has discontinued offering Common Stock for purchase by participants therein for such years.

This Post-Effective Amendment No. 1 to the Registration Statement amends the Registration Statement solely as it relates to the 2009 ESPP. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby deregisters all shares of Common Stock issuable under the 2009 ESPP that were previously registered under the Registration Statement and have not been sold or otherwise issued under the 2009 ESPP as of the date hereof (and related Interests), and terminates the registration of such shares and Interests.

The registration of shares of Common Stock for the EIP shall not be affected by this Post-Effective Amendment, and except to the extent stated herein, the Registration Statement as originally filed is not otherwise affected by this Post-Effective Amendment.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Rutherford, State of New Jersey, on this 19th day of February, 2013.

KID BRANDS, INC.

By:	/s/ Guy A. Paglinco
Name:	Guy A. Paglinco
Title:	Vice President and Chief Financial Officer
(principal financial officer and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ RAPHAEL BENAROYA	2/19/13
Raphael Benaroya, Executive Chairman and acting	Date
Chief Executive Officer
(principal executive officer)

/s/ MARIO CIAMPI	2/19/13
Mario Ciampi, Director	Date

/s/ FREDERICK HOROWITZ	2/19/13
Frederick Horowitz, Director	Date

/s/ HUGH ROVIT	2/19/13
Hugh Rovit, Director	Date

/s/ SALVATORE SALIBELLO	2/19/13
Salvatore Salibello, Director	Date

/s/ MICHAEL ZIMMERMAN	2/19/13
Michael Zimmerman, Director	Date

2009 EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the requirements of the Securities Act of 1933, the administrators of the 2009 Employee Stock Purchase Plan have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of East Rutherford, State of New Jersey, on February 19, 2013.

KID BRANDS, INC.
2009 Employee Stock Purchase Plan

/s/ FREDERICK HOROWITZ
Frederick Horowitz

/s/ MARIO CIAMPI
Mario Ciampi

/s/ HUGH ROVIT
Hugh Rovit

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